Exhibit (h)(3)(iii)

AMENDMENT

TO

SHAREHOLDER SERVICES AGREEMENT

This amendment (the “Amendment”) to the Shareholder Services Agreement is made as of the 10th day of June, 2010 by and between AQR Funds, on behalf of each series listed on Schedule A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Shareholder Services Agreement dated as of December 4, 2008, as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Schedule A of the Agreement in order to revise the fee for services provided to the shareholders of the AQR International Equity Fund, AQR Global Equity Fund, AQR Emerging Markets Fund and the AQR International Small Cap Fund.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    AMENDMENT OF SCHEDULE A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

2.    Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley Asness
Name: Bradley Asness
Title: Principal & General Counsel

AQR FUNDS

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Vice President

SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

Fund	Class	Maximum Fees For the Services
AQR Global Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.35%

AQR International Equity Fund	Class Y	None
	Class I	0.30%
	Class N	0.35%

AQR International Small Cap Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%

AQR Emerging Markets Fund	Class Y	None
	Class I	0.25%
	Class N	0.25%

AQR Equity Plus Fund	Class I	0.30%
	Class N	0.35%

AQR Small Cap Core Fund	Class I	0.30%
	Class N	0.35%

AQR Small Cap Growth Fund	Class I	0.30%
	Class N	0.35%

AQR Diversified Arbitrage Fund	Class I	0.30%
	Class N	0.35%

Effective: June 10, 2010